Zayo Group, LLC Reports Financial Results for the Third Fiscal Quarter Ended March 31, 2013

Third fiscal quarter Adjusted EBITDA of $146.1 million on revenue of $251.4 million, representing $584.4 million and $1,005.8 million of annualized Adjusted EBITDA and revenue, respectively.
Net loss for the third fiscal quarter of $(8.3) million.

BOULDER, Colo., May 15, 2013 – Zayo Group, LLC (“Zayo Group” or “the Company”), a leading provider of Bandwidth Infrastructure and network-neutral colocation and interconnection services, announced results for the three months ended March 31, 2013.
The Company has experienced sequential quarter revenue and Adjusted EBITDA growth since inception. Third quarter growth was a function of both organic growth and acquisition-related growth, resulting primarily from the Company’s acquisitions of First Telecom Services and Litecast in December 2012.
During the three months ended March 31, 2013, the Company made net capital expenditures of $95.7 million, which included adding 636 buildings to the network.
Financial Highlights
FY 2013 Q3 compared to FY 2013 Q2

•	Zayo Group generated quarterly revenue of $251.4 million; a $7.9 million sequential quarter increase.

•	Adjusted EBITDA for the quarter was $146.1 million, which was $8.8 million higher than the prior quarter.

•	Quarterly net loss of $8.3 million for the quarter was $11.7 million lower than the $20.0 million net loss for the previous quarter.

FY 2013 Q3 compared to FY 2012 Q3

•	Quarterly revenue and Adjusted EBITDA increased by $146.4 million and $92.2 million, respectively, over the third quarter of fiscal year 2012.

•	Quarterly net loss increased by $5.7 million over the third quarter of fiscal year 2012.

Recent Developments
Refinancing of Term Loan
On February 27, 2013, the Company amended the terms of its credit agreement. Among other changes, the interest rate on the Company’s $1.6 billion term loan was reduced by 75 basis points (inclusive of the reduction to the LIBOR floor) and the interest rate on the Company’s revolving credit facility, which is undrawn, was reduced by 50 basis points. On May 15, 2013, the effective rate on the Company’s floating rate term loan was 4.5%. Other amendments to the credit agreement included removing the senior secured and total leverage maintenance covenants and increasing the total leverage ratio required to be met in order to incur certain additional indebtedness from 5.00:1.00 to 5.25:1.00; as a multiple of EBITDA, as defined in the Company’s credit agreement. The Company paid a $16.1 million early call premium during the third quarter of fiscal 2013 in order to consummate the amendment.

Third Fiscal Quarter Financial Results
Three Months Ended March 31, 2013 and December 31, 2012
Figure 1.0

Zayo Group Summary Results
($ in millions)	Three months ended
	March 31,	December 31,
	2013	2012
Revenue	$251.4	$243.5
Annualized revenue growth	13%
Gross profit	216.3	208.6
Gross profit %	86%	86%
Operating income	61.7	44.1
Earnings/(loss) before provision for income taxes	5.0	(14)
Provision for income taxes	13.3	6.0
Net loss	$(8.3)	$(20)

Adjusted EBITDA from continuing operations	$146.1	$137.3
Purchases of property and equipment	95.7	58.9
Unlevered free cash flow	$50.4	$78.4
Annualized EBITDA growth	26%
Adjusted EBITDA margin	58%	56%

Contributing to the sequential quarterly revenue increase of $7.9 million were the December 2012 acquisitions of First Telecom Services and Litecast. Also contributing to the revenue growth was positive net installations during the quarter. During the current quarter, the Company received acceptance from customers on newly installed services that results in additional monthly revenue of $4.9 million as of March 31, 2013. This increase in revenue related to organic growth was partially offset by total customer churn during the quarter which resulted in a reduction to monthly revenue of $3.3 million as of March 31, 2013. Offsetting this revenue growth was a reduction of $1.6 million to other revenue recognized during the quarter ended March 31, 2013 as compared to the quarter ended December 31, 2012. Other revenue primarily relates to construction services and early termination charges and is net of customer credits.
Sequential quarter Adjusted EBITDA growth of $8.8 million and expansion of the Company’s Adjusted EBITDA margin to 58% was driven by revenue growth and the realization of cost savings associated with the Company’s recent acquisitions.
Loss from continuing operations decreased by $11.7 million during the quarter ended March 31, 2013 as compared to the previous quarter. The decrease in the loss is attributed to the aforementioned growth and cost savings. Also contributing to the decrease to the net loss was a decrease to stock-based compensation expense of $10.0 million, a reduction to interest expense of $2.9 million resulting from the Company’s debt re-pricing and changes in the fair value of the Company’s interest rate swap and a reduction to transaction costs (costs incurred as a result of acquiring companies) of $1.6 million during the current quarter. Partially offsetting the quarter-over-quarter decreases to loss from continuing operations was an increase in the Company’s provision for income taxes of $7.3 million during the current quarter.

Three Months Ended March 31, 2013 and March 31, 2012
Figure 1.1

Zayo Group Summary Results
($ in millions)	Three months ended
	March 31,	March 31,
	2013	2012
Revenue	$251.4	$105.0
Revenue growth	139%
Gross profit	216.3	82.7
Gross profit %	86%	79%
Operating income	61.7	22.8
Earnings from continuing operations before taxes	5.0	8.5
Provision for income taxes	13.3	11.2
Net loss	$(8.3)	$(2.7)

Adjusted EBITDA	$146.1	$53.9
Purchases of property and equipment	95.7	42.7
Unlevered free cash flow	$50.4	$11.2
EBITDA growth	171%
Adjusted EBITDA margin	58%	51%

Revenue increased $146.4 million over the third quarter of fiscal year 2012 principally as a result of our fiscal 2012 and 2013 acquisitions and organic growth. Since March 31, 2012, the company has received acceptance on gross installations that have resulted in additional monthly revenue of $15.6 million as of March 31, 2013 as compared to March 31, 2012. This increase in revenue related to our organic growth is partially offset by total customer churn of $11.1 million in monthly revenue since March 31, 2012.
Gross profit increased $133.7 million, principally as a result of our fiscal 2012 and 2013 acquisitions. The gross profit percentage increase by seven percentage points primarily as a result of gross installed revenues having a lower component of associated operating costs than the prior period’s installed revenue base due to a higher percentage of our newly installed revenue being supported by our owned infrastructure assets (i.e. on-net). The gross profit percentage also benefited from a higher percentage of acquired revenue being on-net and from synergies realized related to our fiscal 2012 and 2013 acquisitions.
Adjusted EBITDA increased $92.2 million as compared to the third quarter of fiscal year 2012, due to the Adjusted EBITDA contribution from our fiscal 2012 and 2013 acquisitions, synergies realized from those acquisitions, and organic revenue growth.

Conference Call
Zayo Group will hold a conference call to report fiscal year third quarter 2013 results at 11:00 a.m. EST,
May 15, 2013.  The dial in number for the call is (800) 741-4871.  A live webcast of the call can be found in the Investor Relations section of Zayo’s website or can be accessed directly at https://cc.readytalk.com/r/d4hka4oo3cce. During the call the company will review an earnings supplement presentation that summarizes the financial results of the quarter, which can be found at http://www.zayo.com/financial-earnings-release.

About Zayo Group
Based in Boulder, Colorado, privately owned Zayo Group (www.zayo.com) is a provider of fiber-based Bandwidth Infrastructure and network-neutral colocation and interconnection services.  Zayo Group is organized into autonomous operating segments supporting customers who require various lit and dark fiber services and carrier-neutral colocation.  Zayo Group’s business units provide these services over international, national, regional, metro and fiber-to-the-tower networks.

Forward Looking Statements
Information contained or incorporated by reference in this earnings release, in other SEC filings by the Company, in press releases and in presentations by the Company or its management that are not historical by nature constitute “forward-looking statements” which can be identified by the use of forward-looking terminology such as “believes,” “expects,” “plans,” “intends,” “estimates,” “projects,” “could,” “may,” “will,” “should,” or “anticipates” or the negatives thereof, other variations thereon or comparable terminology, or by discussions of strategy. No assurance can be given that future results expressed or implied by the forward-looking statements will be achieved and actual results may differ materially from those contemplated by the forward-looking statements. Such statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, those relating to the Company’s financial and operating prospects, current economic trends, future opportunities, ability to retain existing customers and attract new ones, outlook of customers and strength of competition and pricing. In addition, there is risk and uncertainty in the Company’s acquisition strategy including its ability to integrate acquired companies assets. Specifically, there is risk associated with the Company’s acquisitions and the benefits thereof, including financial and operating results and synergy benefits that may be realized from the acquisitions and the timeframe for realizing those benefits. Other factors and risks that may affect the Company’s business and future financial results are detailed in the Company’s SEC filings, including, but not limited to, those described under “Risk Factors” within the Company’s Annual Report on Form 10-K. The Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. The Company undertakes no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events, except as required by law.
This earnings release should be read together with the Company’s unaudited condensed consolidated financial statements and notes thereto for the three months ended March 31, 2013 included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 15, 2013 and the audited consolidated financial statements and notes thereto for the year ended June 30, 2012 included in the Company’s Annual Report on Form 10-K filed with the SEC on September 14, 2012.

Non-GAAP Financial Measures
The Company provides financial measures that are not defined under generally accepted accounting principles in the United States, or GAAP, including earnings before interest, taxes, depreciation and amortization (“EBITDA”), Adjusted EBITDA. EBITDA and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered in isolation or as alternatives to net income or any other performance measures derived in accordance with GAAP or as alternatives to cash flows from operating activities as measures of liquidity.

“Adjusted EBITDA” is defined as EBITDA from continuing operations adjusted to exclude transaction costs, stock-based compensation, and certain non-cash or non-recurring items. Management uses EBITDA and Adjusted EBITDA to evaluate operating performance, and these financial measures are among the primary measures used by management for planning and forecasting future periods. The Company further believes that the presentation of EBITDA and Adjusted EBITDA is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management and makes it easier to compare our results with the results of other companies that have different financing and capital structures.
EBITDA and Adjusted EBITDA have limitations as analytical tools, and should not be considered in isolation from, or as substitutes for, analysis of our results as reported under GAAP. For example, Adjusted EBITDA:

•	does not reflect capital expenditures, or future requirements for capital and major maintenance expenditures or contractual commitments;

•	does not reflect changes in, or cash requirements for, our working capital needs;

•	does not reflect the significant interest expense, or the cash requirements necessary to service the interest payments, on our debt; and

•	does not reflect cash required to pay income taxes.
The Company’s computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies because all companies do not calculate Adjusted EBITDA in the same fashion.
Because the Company has acquired numerous entities since inception and incurred transaction costs in connection with each acquisition, has borrowed money in order to finance operations, has used capital and intangible assets in the business, and because the payment of income taxes is necessary if taxable income is generated, any measure that excludes these items has material limitations. As a result of these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to invest in the growth of the business or as measures of liquidity.
In addition to Adjusted EBITDA, management uses Unlevered Free Cash Flow, which measures the ability of Adjusted EBITDA to cover capital expenditures. Adjusted EBITDA is a performance, rather than cash flow measure. Correlating our capital expenditures to our Adjusted EBITDA does not imply that we will be able to fund such capital expenditures solely with cash from operations.
Gross profit, defined as revenue less operating costs, excluding depreciation and amortization, is used by management to assess profitability prior to selling, general and administrative expenses, stock-based compensation and depreciation and amortization.

Consolidated Financial Information
Zayo Group
Consolidated Statements of Operations
Unaudited
Figure 1.2

Consolidated Statement of Operations
($ in thousands)

	Three months ended		Nine months ended
	March 31,		March 31,
	2013	2012	2013	2012
Revenue	$251,449	$105,042	$724,647	$272,459

Operating costs and expenses
Operating costs, excluding depreciation and amortization	35,130	22,388	102,735	59,813
Selling, general and administrative expenses, excluding stock- based compensation	70,419	30,420	229,261	79,075
Stock-based compensation	23,453	5,624	67,379	19,701
Depreciation and amortization	60,759	23,798	173,237	60,680
Total operating costs and expenses	189,761	82,230	572,612	219,269

Operating income	61,688	22,812	152,035	53,190

Other expenses
Interest expense	(49,618)	(14,450)	(164,807)	(35,122)
Loss on extinguishment of debt	(6,571)	—	(77,253)	—
Other (expense)/income, net	(508)	152	301	124
Total other expense, net	(56,697)	(14,298)	(241,759)	(34,998)

Earnings/(loss) from continuing operations before provision for income taxes	4,991	8,514	(89,724)	18,192

Provision/(benefit) for income taxes	13,305	11,166	(7,990)	18,765

Loss from continuing operations	(8,314)	(2,652)	(81,734)	(573)

Earnings from discontinued operations, net of income taxes	—	—	1,808	—

Net loss	$(8,314)	$(2,652)	$(79,926)	$(573)

Zayo Group
Consolidated Balance Sheets
Figure 1.3

Consolidated Balance Sheet
($ in thousands)
	March 31, 2013	June 30, 2012
Assets
Current assets
Cash and cash equivalents	$61,168	$150,693
Trade receivables, net	72,422	31,703
Due from related-parties	7,332	231
Prepaid expenses	18,772	7,099
Deferred income taxes, net	26,860	6,018
Restricted cash	—	22,417
Other assets	1,746	4,429
Total current assets	188,300	222,590
Property and equipment, net	1,697,070	754,738
Intangible assets, net	596,942	128,705
Goodwill	1,366,846	193,353
Debt issuance costs, net	100,171	19,706
Investment in USCarrier	—	12,827
Deferred income taxes, net	78,233	30,687
Other assets	24,510	9,048
Total assets	$4,052,072	$1,371,654

Liabilities and member’s equity
Current liabilities
Current portion of long-term debt	$16,200	$4,440
Accounts payable	14,087	16,180
Accrued liabilities	122,346	45,385
Accrued interest	43,321	10,863
Capital lease obligations, current	5,617	1,148
Deferred revenue, current	38,369	22,940
Total current liabilities	239,940	100,956
Long-term debt, non-current	2,822,357	685,281
Capital lease obligation, non-current	6,745	10,470
Deferred revenue, non-current	248,465	146,663
Stock-based compensation liability	121,067	54,367
Other long-term liabilities	15,760	8,068
Total liabilities	3,454,334	1,005,805

Member’s equity
Member’s interest	705,634	388,867
Accumulated other comprehensive loss	(4,952)	—
Accumulated deficit	(102,944)	(23,018)
Total member’s equity	597,738	365,849
Total liabilities and member’s equity	$4,052,072	$1,371,654

Zayo Group
Consolidated Statements of Cash Flows
Figure 1.4

Consolidated Statements of Cash Flows
($ in thousands)
	Nine months ended
	March 31,
	2013	2012
Cash flows from operating activities
Net loss	$(79,926)	$(573)
Earnings from discontinued operations	1,808	—
Loss from continuing operations	(81,734)	(573)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	173,237	60,680
Loss on extinguishment of debt	77,253	—
Non-cash interest expense	18,575	2,380
Stock-based compensation	67,379	19,701
Amortization of deferred revenues	(24,894)	(9,584)
Additions to deferred revenue	27,059	39,562
Provision for bad debts	1,682	431
Deferred income taxes	(6,713)	19,054
Changes in operating assets and liabilities, net of acquisitions
Trade receivables	(14,701)	(9,226)
Prepaid expenses	6,454	192
Other assets	(3,415)	(3,141)
Accounts payable and accrued liabilities	14,983	(31,732)
Payables to related parties, net	89	(10)
Other liabilities	3,463	2,658
Net cash provided by operating activities of continuing operations	258,717	90,392

Cash flows from investing activities
Purchases of property and equipment	(230,264)	(105,556)
Broadband stimulus grants received	8,967	2,798
Acquisition of Abovenet, Inc., net of cash acquired	(2,212,492)	—
Acquisition of FiberGate, net of cash acquired	(118,335)	—
Acquisition of USCarrier Telecom, LLC, net of cash acquired	(16,092)	—
Acquisition of First Telecom Services, LLC, net of cash acquired	(109,700)	—
Acquisition of Litecast/Balticore, LLC, net of cash acquired	(22,177)	—
Acquisition of 360networks Holdings (USA)., net of cash acquired	—	(317,891)
Acquisition of Mercury Marquis Holdings LLC, net of cash acquired	1,875	(15,456)
Arialink, purchase consideration returned	797	—
Proceeds from principal payments received on related party loans	3,837	—
Net cash used in investing activities of continued operations	(2,693,584)	(436,105)

Consolidated Statement of Cash flows (continued)	Nine months ended
(in thousands)	March 31,
	2013	2012
Cash flows from financing activities
Equity contributions	342,783	1,350
Return of capital	—	(46)
Principal repayments on capital lease obligations	(1,130)	(824)
Principal payments on long-term debt	(1,050,477)	—
Payment of early redemption fees on debt extinguished	(72,117)	—
Proceeds from issuance of long-term debt	3,188,048	335,550
Payment of deferred debt issuance costs	(82,972)	(9,027)
Advance from Communication Infrastructure Investments, LLC	—	10,951
Change in restricted cash, net	22,668	(402)
Cash contributed to ZPS	(7,218)	—
Net cash provided by financing activities of continued operations	2,339,585	337,552

Cash flows from continuing operations	(95,282)	(8,161)

Cash flows from discontinued operations
Operating activities	3,914	—
Investing activities	2,424	—
Cash flows from discontinued operations	$6,338	$—
Effect of changes in foreign exchange rates on cash	(581)	—
Net decrease in cash and cash equivalents	(89,525)	(8,161)
Cash and cash equivalents, beginning of period	150,693	25,394
Cash and cash equivalents, end of period	$61,168	$17,233

Zayo Group
Reconciliation of Non-GAAP Financial Measures

Figure 1.5

Adjusted EBITDA and Cash Flow Reconciliation
($ in millions)	Three months ended			Nine months ended
	March 31,	December 31,	March 31,	March 31,	March 31,
	2013	2012	2012	2013	2012
Net earnings/(loss)	$(8.3)	$(20)	$(2.7)	$(79.9)	$(0.6)
Earnings from discontinued operations, net of taxes	—	—	—	(1.8)	—
Interest expense	49.6	52.6	14.5	164.8	35.1
(Benefit)/provision for income taxes	13.3	6.0	11.2	(8)	18.8
Depreciation and amortization expense	60.8	58.0	23.8	173.2	60.7
Transaction costs	0.1	1.6	1.6	13.1	3.4
Stock-based compensation	23.5	33.4	5.6	67.4	19.7
Loss on extinguishment of debt	6.5	5.7	—	77.3	—
Foreign currency loss/(gain) on intercompany loans	0.6	(0.1)	—	—	—
Adjusted EBITDA	$146.1	$137.3	$53.9	$405.9	$137.1
Purchases of property and equipment	95.8	58.9	42.7	221.3	102.8
Unlevered Free Cash Flow, as defined	$50.3	$78.4	$11.2	$184.6	$34.3

Investor Relations:
(877) 437-5046
ir@zayo.com